EXHIBIT 99.1

Remark Holdings Announces Reverse Stock Split

1-for-10 Reverse Stock Split Effective December 21, 2022 for Trading December 22, 2022

Las Vegas, NV - December 21, 2022 - Remark Holdings, Inc. (Nasdaq: MARK), today announced a reverse stock split of its issued and outstanding shares of common stock at a ratio of 1-for-10 and that it had filed a Certificate of Amendment of its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the reverse split. The reverse split will be effective after the market closes on December 21, 2022, at 5:00 p.m. Eastern Time. Beginning with the opening of trading on Thursday, December 22, 2022, Remark’s common stock will continue to trade on the Nasdaq Capital Market under the symbol "MARK," but will trade on a split-adjusted basis under a new CUSIP number, 75955K300.

Remark's stockholders approved the reverse split at a special meeting of stockholders held on December 6, 2022. In connection with approving the reverse split, Remark’s stockholders granted authority to the company's Board of Directors to determine, in its sole discretion, the exact ratio of the reverse split within the range of 1-for-10 to 1-for-20. The Board of Directors approved the reverse split on September 15, 2022, and the ratio of 1-for-10 on December 9, 2022.

As a result of the reverse split, every 10 pre-split shares of common stock issued and outstanding will automatically combine and convert into one new share of common stock without any action on the part of the holders and with no change in the par value per share of $0.001. The reverse split will proportionately reduce the number of shares of common stock available for issuance under Remark’s equity incentive plans and proportionately reduce the number of shares of common stock issuable upon the exercise of stock options and upon the release of restricted stock units outstanding immediately prior to the effectiveness of the reverse split.

The reverse split reduces the number of shares of Remark’s issued and outstanding common stock from approximately 112 million pre-reverse-split shares to approximately 11.2 million post-reverse-split shares. No fractional shares will be issued as a result of the reverse split. Owners of fractional shares outstanding after the reverse split will be entitled to receive cash for such fractional shares based upon the closing sales price of the common stock as reported on the Nasdaq Capital Market on December 21, 2022.

The company's transfer agent, Computershare, Inc., is acting as the exchange agent for the reverse split and will provide instructions to stockholders regarding the process for exchanging their pre-split shares for post-split shares. Additional information about the reverse split can be found in the company's definitive proxy statement filed with the Securities and Exchange Commission on October 24, 2022, a copy of which is available at www.sec.gov and on the company’s website.
About Remark Holdings, Inc.
Remark Holdings, Inc. (Nasdaq: MARK) delivers an integrated suite of AI solutions that help organizations monitor, understand, and act on threats in real-time. Remark consists of an international team of sector-experienced professionals that have created award-winning video analytics. The company’s GDPR-compliant and CCPA-compliant solutions focus on market sectors including retail, federal and state governmental entities, public safety, hospitality, and transportation. Remark maintains its headquarters in Las Vegas, Nevada with an additional North American office in New York, New York and international offices in London, England and Chengdu, China.

Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-

looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

For more information, please visit us at remarkholdings.com or contact us at IR@remarkholdings.com.
Company Contacts
Fay Tian
Vice President of Investor Relations
F.Tian@remarkholdings.com
(+1) 626-623-2000
(+65) 8715-8007